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                                                                     Exhibit 14






                          Independent Auditors' Consent

To the Shareholders and Board of Directors of Travelers Series Fund Inc.:

We consent to the incorporation by reference, of our report dated December 11, 2000 with respect to Smith Barney International Equity Portfolio and Smith Barney Pacific Basin Portfolio of Travelers Series Fund Inc., and to the reference to our firm under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

                                                       KPMG LLP


New York, New York
February 20, 2001